EXHIBIT 99.1

Dynatrace Reports Second Quarter of Fiscal Year 2024 Financial Results
Exceeds high end of guidance across all Q2 metrics; raises FY'24 guidance
Delivers ARR growth of 24% year-over-year on a constant currency basis
Achieves GAAP Operating Margin of 10% and Non-GAAP Operating Margin of 30%

WALTHAM, Mass, November 2, 2023 - Dynatrace (NYSE: DT), the leader in unified observability and security, today announced financial results for the second quarter of fiscal 2024 ended September 30, 2023.

“Dynatrace’s second quarter results exceeded the high end of guidance across all of our key metrics, demonstrating strong top and bottom-line performance," said Rick McConnell, Chief Executive Officer. “These results are a testament to the ongoing durability of demand for observability and application security. Our unified platform, AI leadership, and automation differentiate us from our competitors and position us well for continued growth and success. Given the strength of these results, and our visibility into the second half of the year, we are raising fiscal 2024 guidance across the board."

Second Quarter Fiscal 2024 and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2023, unless otherwise noted.

Financial Highlights:
•Total ARR of $1,344 million, up 24% on a constant currency basis
•Total Revenue of $352 million, up 24% on a constant currency basis
•Subscription Revenue of $334 million, up 26% on a constant currency basis
•GAAP Income from Operations of $35 million and Non-GAAP Income from Operations of $106 million
•GAAP EPS of $0.12 and Non-GAAP EPS of $0.31, both on a dilutive basis

Business Highlights:
•Platform innovation: We added Dynatrace® Security Analytics to our existing application security capabilities, enabling customers to identify cyber-attacks, assess their impact, find the indicators of compromise (IOCs) and automatically trigger a response. We also closed the acquisition of Rookout and are working to integrate their live debugging technology into the Dynatrace platform to enable development teams to improve the quality and security of their releases.

•GSI partnerships evolution: We continue to build momentum with key strategic global system integrators (GSIs). We signed a global strategic alliance agreement with Kyndryl to enhance our joint capabilities for cloud, application modernization, and AIOps offerings. We have also entered into a strategic partnership with Accenture bringing together Dynatrace’s unified platform with advanced AIOps and intelligent automation with Accenture’s global professional services capabilities and cloud modernization delivery experience.

•Hyperscalers expansion: We continue to expand our footprint with the hyperscalers, adding regions in São Paulo, Sydney, and Zurich, for a total of 13 regions globally. We also announced the availability of the latest Dynatrace innovations, including the Grail™ data lakehouse, AppEngine, and AutomationEngine, for customers running the platform on Microsoft Azure.

•Go-to-market momentum: We hosted our annual Innovate event series in LATAM, APAC, and EMEA, with more than 1,200 customers, prospects, and partners attending in person and more than 1,300 attending virtually. These events complement our annual Perform customer conference being held in Las Vegas in January, and they aim to build pipeline as well as customer success as we head into the second half of fiscal 2024.

•ESG progress: We published our inaugural Global Impact Report, which underscores the company’s commitment to understanding, measuring, and communicating progress on environmental, social, and governance (ESG) topics that are important to Dynatrace stakeholders. The report details progress related to Dynatrace’s three ESG pillars - sustaining the environment; people, culture, and community; and governance and ethics. As part of the report, we disclosed our baseline greenhouse gas emissions data for the first time and provided an expanded scope of data on Diversity, Equity, Inclusion and Belonging (DEIB).

Second Quarter 2024 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Key Operating Metric:
Annual recurring revenue	$1,343,530	$1,064,951
Year-over-Year Increase	26%
Year-over-Year Increase - constant currency (*)	24%

Revenue:
Total revenue	$351,700	$279,326
Year-over-Year Increase	26%
Year-over-Year Increase - constant currency (*)	24%

Subscription revenue	$334,497	$261,306
Year-over-Year Increase	28%
Year-over-Year Increase - constant currency (*)	26%

GAAP Financial Measures:
GAAP income from operations	$35,269	$20,399
GAAP operating margin	10%	7%

GAAP net income	$35,809	$10,526

GAAP net income per share - diluted	$0.12	$0.04

GAAP shares outstanding - diluted	297,794	290,601

Net cash provided by operating activities	$36,877	$29,398

Non-GAAP Financial Measures:
Non-GAAP income from operations (*)	$106,435	$72,888
Non-GAAP operating margin (*)	30%	26%

Non-GAAP net income (*)	$93,487	$64,454

Non-GAAP net income per share - diluted (*)	$0.31	$0.22

Non-GAAP shares outstanding - diluted (*)	297,794	290,601

Free Cash Flow (*)	$34,127	$25,067
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.dynatrace.com.

Financial Outlook
Based on information available as of November 2, 2023, Dynatrace is issuing guidance for the third quarter and updating guidance for full year fiscal 2024 in the table below.
This guidance reflects foreign exchange rates as of September 30, 2023. We now expect foreign exchange to be a headwind of approximately $5 million on ARR and a tailwind of approximately $7 million on revenue for fiscal 2024. Given recent strengthening in the U.S. dollar, this represents an incremental headwind of approximately $16 million to ARR and $8 million to revenue for the full year when compared to our prior guidance.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the third quarter and full year of fiscal 2023.

(In millions, except per share data)	Q3 Fiscal 2024 Guidance
Total revenue	$356 - $359
As reported	20% - 21%
Constant currency	19% - 20%
Subscription revenue	$337 - $340
As reported	21% - 22%
Constant currency	20% - 21%
Non-GAAP income from operations	$94 - $97
Non-GAAP operating margin	26.5% - 27%
Non-GAAP net income	$82 - $85
Non-GAAP net income per diluted share	$0.27 - $0.28
Diluted weighted average shares outstanding	299 - 300

(In millions, except per share data)	Current Guidance Fiscal 2024	Prior Guidance Fiscal 2024*	Guidance Change at Midpoint
Total ARR	$1,480 - $1,490	$1,475 - $1,490	$3
As reported	19% - 20%	18% - 20%	50 bps
Constant currency	19% - 20%	18% - 19%	100 bps
Total revenue	$1,409 - $1,419	$1,400 - $1,415	$7
As reported	22%	21% - 22%	50 bps
Constant currency	21% - 22%	20% - 21%	100 bps
Subscription revenue	$1,334 - $1,344	$1,326 - $1,341	$6
As reported	23% - 24%	22% - 24%	50 bps
Constant currency	22% - 23%	21% - 22%	100 bps
Non-GAAP income from operations	$377 - $386	$357 - $367	$20
Non-GAAP operating margin	27%	25.5% - 26%	125 bps
Non-GAAP net income	$328 - $337	$309 - $320	$18
Non-GAAP net income per diluted share	$1.09 - $1.12	$1.03 - $1.06	$0.06
Diluted weighted average shares outstanding	300 - 301	300 - 301	—
Free cash flow	$313 - $320	$303 - $312	$9
Free cash flow margin	22% - 23%	22%	50 bps
*Prior guidance was issued on August 2, 2023.

Reconciliations of non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, November 2, 2023. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13741555. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 16, 2023, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13741555. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Dollar-Based Gross Retention Rate is defined as the ARR from all customers as of one year prior, less contraction and customer churn, divided by the total ARR from one year prior. This metric reflects the percentage of ARR from all customers as of the year prior that has been retained.
Dollar-Based Net Retention Rate (NRR) is defined as the Dynatrace ARR at the end of a reporting period for the cohort of Dynatrace accounts as of one year prior to the date of calculation, divided by the Dynatrace ARR one year prior to the date of calculation for that same cohort. Our dollar-based net retention rate reflects customer renewals, expansion, contraction and churn, and excludes the benefit of Dynatrace ARR resulting from the conversion of Classic products to the Dynatrace platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind results in a dollar-based net retention rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. Dollar-based net retention rate is presented on a constant currency basis.
Dynatrace Customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures (reflected as "purchase of property and equipment" in our financial statements).
About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That's why the world's largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the ongoing durability of demand for observability and application security, the company's positioning for growth and success, the integration of Rookout's technology, and statements regarding management’s expectations related to partnerships, strategic alliances, the impact of go-to-market events, and business outlook, including our financial guidance for the third quarter and full year of fiscal 2024. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on November 2, 2023 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription	$334,497	$261,306	$650,951	$510,864
Service	17,203	18,020	33,635	35,735
Total revenue	351,700	279,326	684,586	546,599
Cost of revenue:
Cost of subscription	44,792	35,764	87,696	68,502
Cost of service	15,675	16,052	31,217	31,220
Amortization of acquired technology	3,900	3,888	7,798	7,780
Total cost of revenue	64,367	55,704	126,711	107,502
Gross profit	287,333	223,622	557,875	439,097

Operating expenses:
Research and development (1)	74,084	52,905	140,366	102,316
Sales and marketing (1)	127,605	105,348	252,722	211,021
General and administrative (1)	44,749	38,397	83,843	73,131
Amortization of other intangibles	5,627	6,573	11,387	13,146
Restructuring and other	(1)	—	—	(10)
Total operating expenses	252,064	203,223	488,318	399,604
Income from operations	35,269	20,399	69,557	39,493
Interest income (expense), net	8,509	(513)	15,655	(2,688)
Other expense, net	(3,075)	(1,214)	(2,823)	(3,464)
Income before income taxes	40,703	18,672	82,389	33,341
Income tax expense	(4,894)	(8,146)	(8,392)	(20,701)
Net income	$35,809	$10,526	$73,997	$12,640
Net income per share:
Basic	$0.12	$0.04	$0.25	$0.04
Diluted	$0.12	$0.04	$0.25	$0.04
Weighted average shares outstanding:
Basic	293,654	287,190	292,504	286,699
Diluted	297,794	290,601	297,492	290,433
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$7,197	$5,235	$12,685	$9,125
Research and development	18,177	10,997	31,441	18,282
Sales and marketing	18,877	13,938	32,876	24,014
General and administrative	13,707	10,484	21,474	17,928
Total share-based compensation	$57,958	$40,654	$98,476	$69,349

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2023	March 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$701,524	$555,348
Accounts receivable, net	262,733	442,518
Deferred commissions, current	84,181	83,029
Prepaid expenses and other current assets	53,148	37,289
Total current assets	1,101,586	1,118,184
Property and equipment, net	46,946	53,576
Operating lease right-of-use assets, net	67,367	68,074
Goodwill	1,309,549	1,281,812
Other intangible assets, net	52,144	63,599
Deferred tax assets, net	113,827	79,822
Deferred commissions, non-current	74,580	86,232
Other assets	16,161	14,048
Total assets	$2,782,160	$2,765,347

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$15,842	$21,953
Accrued expenses, current	146,775	188,380
Deferred revenue, current	677,837	811,058
Operating lease liabilities, current	15,912	15,652
Total current liabilities	856,366	1,037,043
Deferred revenue, non-current	33,586	34,423
Accrued expenses, non-current	30,392	29,212
Operating lease liabilities, non-current	59,857	59,520
Deferred tax liabilities	305	280
Total liabilities	980,506	1,160,478

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 294,293,922 and 290,411,108 shares issued and outstanding at September 30, 2023 and March 31, 2023, respectively	294	290
Additional paid-in capital	2,114,472	1,989,797
Accumulated deficit	(279,392)	(353,389)
Accumulated other comprehensive loss	(33,720)	(31,829)
Total shareholders' equity	1,801,654	1,604,869
Total liabilities and shareholders' equity	$2,782,160	$2,765,347

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$73,997	$12,640
Adjustments to reconcile net income to cash provided by operations:
Depreciation	7,890	5,746
Amortization	19,207	21,068
Share-based compensation	98,476	69,349
Deferred income taxes	(35,166)	—
Other	3,019	4,484
Net change in operating assets and liabilities:
Accounts receivable	177,689	153,512
Deferred commissions	8,978	(3,618)
Prepaid expenses and other assets	(22,909)	25,128
Accounts payable and accrued expenses	(33,246)	(14,428)
Operating leases, net	1,333	44
Deferred revenue	(128,488)	(101,429)
Net cash provided by operating activities	170,780	172,496

Cash flows from investing activities:
Purchase of property and equipment	(13,017)	(11,237)
Acquisition of a business, net of cash acquired	(32,391)	—
Net cash used in investing activities	(45,408)	(11,237)

Cash flows from financing activities:
Repayment of term loans	—	(60,000)
Proceeds from employee stock purchase plan	9,584	8,627
Proceeds from exercise of stock options	16,619	4,332
Equity repurchases	—	(15)
Net cash provided by (used in) financing activities	26,203	(47,056)

Effect of exchange rates on cash and cash equivalents	(5,399)	(13,740)

Net increase in cash and cash equivalents	146,176	100,463

Cash and cash equivalents, beginning of period	555,348	462,967
Cash and cash equivalents, end of period	$701,524	$563,430

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$64,367	$(7,197)	$(309)	$(3,900)	$—	$52,961
Gross profit	287,333	7,197	309	3,900	—	298,739
Gross margin	82%					85%
Research and development	74,084	(18,177)	(933)	—	—	54,974
Sales and marketing	127,605	(18,877)	(760)	—	198	108,166
General and administrative	44,749	(13,707)	(299)	—	(1,579)	29,164
Amortization of other intangibles	5,627	—	—	(5,627)	—	—
Restructuring and other	(1)	—	—	—	1	—
Income from operations	$35,269	$57,958	$2,301	$9,527	$1,380	$106,435
Operating margin	10%					30%

	Three Months Ended September 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$55,704	$(5,235)	$(128)	$(3,888)	$(30)	$46,423
Gross profit	223,622	5,235	128	3,888	30	232,903
Gross margin	80%					83%
Research and development (1)	52,905	(10,997)	(381)	—	—	41,527
Sales and marketing (1)	105,348	(13,938)	(300)	—	—	91,110
General and administrative (1)	38,397	(10,484)	(231)	—	(304)	27,378
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	—	—	—	—	—	—
Income from operations	$20,399	$40,654	$1,040	$10,461	$334	$72,888
Operating margin	7%					26%
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Non-GAAP net income:
Net income	$35,809	$10,526
Income tax expense	4,894	8,146
Non-GAAP effective cash tax	(21,928)	(7,967)
Interest (income) expense, net	(8,509)	513
Cash received from (paid for) interest, net	8,980	(467)
Share-based compensation	57,958	40,654
Employer payroll taxes on employee stock transactions	2,301	1,040
Amortization of other intangibles	5,627	6,573
Amortization of acquired technology	3,900	3,888
Transaction, restructuring, and other	1,380	334
Loss on currency translation	3,075	1,214
Non-GAAP net income	$93,487	$64,454

Share count:
Weighted-average shares outstanding - basic	293,654	287,190
Weighted-average shares outstanding - diluted	297,794	290,601

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	293,654	287,190
Weighted-average shares outstanding - diluted	297,794	290,601

Non-GAAP net income per share:
Net income per share - basic	$0.12	$0.04
Net income per share - diluted	$0.12	$0.04
Non-GAAP net income per share - basic	$0.32	$0.22
Non-GAAP net income per share - diluted	$0.31	$0.22

	Three Months Ended September 30,
	2023	2022
Free Cash Flow:
Net cash provided by operating activities	$36,877	$29,398
Purchase of property and equipment	(2,750)	(4,331)
Free Cash Flow	$34,127	$25,067

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$126,711	$(12,685)	$(1,232)	$(7,798)	$—	$104,996
Gross profit	557,875	12,685	1,232	7,798	—	579,590
Gross margin	81%					85%
Research and development	140,366	(31,441)	(3,195)	—	—	105,730
Sales and marketing	252,722	(32,876)	(2,312)	—	198	217,732
General and administrative	83,843	(21,474)	(765)	—	(3,986)	57,618
Amortization of other intangibles	11,387	—	—	(11,387)	—	—
Restructuring and other	—	—	—	—	—	—
Income from operations	$69,557	$98,476	$7,504	$19,185	$3,788	$198,510
Operating margin	10%					29%

	Six Months Ended September 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$107,502	$(9,125)	$(412)	$(7,780)	$(380)	$89,805
Gross profit	439,097	9,125	412	7,780	380	456,794
Gross margin	80%					84%
Research and development (1)	102,316	(18,282)	(930)	—	—	83,104
Sales and marketing (1)	211,021	(24,014)	(898)	—	—	186,109
General and administrative (1)	73,131	(17,928)	(442)	—	(383)	54,378
Amortization of other intangibles	13,146	—	—	(13,146)	—	—
Restructuring and other	(10)	—	—	—	10	—
Income from operations	$39,493	$69,349	$2,682	$20,926	$753	$133,203
Operating margin	7%					24%
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Six Months Ended September 30,
	2023	2022
Non-GAAP net income:
Net income	$73,997	$12,640
Income tax expense	8,392	20,701
Non-GAAP effective cash tax	(40,470)	(14,374)
Interest (income) expense, net	(15,655)	2,688
Cash received from (paid for) interest, net	14,492	(2,533)
Share-based compensation	98,476	69,349
Employer payroll taxes on employee stock transactions	7,504	2,682
Amortization of other intangibles	11,387	13,146
Amortization of acquired technology	7,798	7,780
Transaction, restructuring, and other	3,788	753
Loss on currency translation	2,823	3,464
Non-GAAP net income	$172,532	$116,296

Share count:
Weighted-average shares outstanding - basic	292,504	286,699
Weighted-average shares outstanding - diluted	297,492	290,433

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	292,504	286,699
Weighted-average shares outstanding - diluted	297,492	290,433

Non-GAAP net income per share:
Net income per share - basic	$0.25	$0.04
Net income per share - diluted	$0.25	$0.04
Non-GAAP net income per share - basic	$0.59	$0.41
Non-GAAP net income per share - diluted	$0.58	$0.40

	Six Months Ended September 30,
	2023	2022
Free Cash Flow:
Net cash provided by operating activities	$170,780	$172,496
Purchase of property and equipment	(13,017)	(11,237)
Free Cash Flow	$157,763	$161,259

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Marketing
Jerome.Stewart@dynatrace.com